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                                  EXHIBIT 10.17
           FORM OF STANDARD MULTI-USER LICENSE AND WARRANTY AGREEMENT


                    SALES INFORMATION SYSTEM(TM) VERSION 3.0
                    MULTI-USER LICENSE AND WARRANTY AGREEMENT

The following license and warranty terms are qualified by those additional or different terms, if any, contained in any signed license agreement between you and SalesLogix or one of SalesLogix's distributors.

IMPORTANT-READ CAREFULLY: This Multi-User License and Warranty Agreement (the "Agreement") is a legal agreement between you and SalesLogix Corporation for the software product identified above (the "Software"), which includes computer software and associated media and printed materials (the printed materials are hereafter referred to as the "Documentation"). By downloading, installing, copying or otherwise using the Software, you agree to be bound by the terms of this Agreement. If you do not agree to the terms of this Agreement, promptly return the unused Software to the place from which you obtained it for a full refund. The Software is the property of SalesLogix or its licensors and is protected by copyright law. While SalesLogix continues to own the Software, you will have certain rights to use the Software after your acceptance of this Agreement. Except as may be modified by a license addendum which accompanies this Agreement, your rights and obligations with respect to the use of this Software are as follows:

________________________________________________________________________________

1. GRANT OF LICENSE. SalesLogix grants to you, and you accept by downloading the software or opening the sealed media package, a non-exclusive license to use the Software and the Documentation on the following terms.

- SOFTWARE. You may install and use one copy of the Software for each user license you have purchased, and you may make one copy of the Software solely for back-up purposes. If you have paid for and been granted a Workgroup Server License, Synchronization Server License, or Web Client License, you may install the Software on a single client server system at any one time. If you have purchased a Synchronization Server License, you may allow remote access to the Software on the server by that number of remote users for whom you have purchased Client Licenses, and no more. If you have purchased a Workgroup Server License, you may allow access to the Software on the client-server by that number of networked users for whom you have purchased Client Licenses, and no more. If you have purchased a Web Client License, you may allow internet access to the Software on the client-server by that number of users for whom you have purchased Client Licenses, and no more. Upon paying for the Software, you will receive a set of license numbers which, when entered on the Software, will allow access to the Software by the number of Client License users permitted by your purchased licenses. You agree not to disclose these key numbers to third parties or attempt to make any use of the key numbers to expand the number of users who may access the Software in excess of the Client Licenses purchased by you. If you wish to expand the number of users who can access the Software beyond the number for whom you have purchased licenses, you may purchase additional licenses from SalesLogix, which licenses will take the form of additional key numbers provided to you by SalesLogix.

- TRANSFER. You may permanently transfer all of your rights under this Agreement, provided you retain no copies and transfer all of the Software (including all component parts, the media and related Documentation, any upgrades, and this Agreement) and the recipient agrees to accept the terms and conditions of this Agreement.

- RESTRICTIONS. You may not: use, copy, or transfer copies of the Software except as provided for in this Agreement; reverse engineer, modify, decompile or disassemble the Software; or rent, lease, sublicense or assign the Software or any copy thereof, including any related Documentation, except only to the extent expressly permitted by law. If notwithstanding the foregoing applicable law grants you the right to decompile the Software to the extent necessary to obtain information to achieve interoperability with an independently created computer program, you may exercise such right if SalesLogix shall fail, upon your prior written request, to provide the relevant interoperability information within a reasonable amount of time.

2. LIMITED WARRANTY. SalesLogix warrants that it has the right to grant the license set forth in Section 1 and that the media, if any, on which the Software is furnished to be free from defects in material and workmanship under normal use for a period of six (6) months from the date of delivery of the Software to you. Any replacement Software will be warranted for the remainder of the original warranty period or sixty (60) days, whichever is longer. EXCEPT FOR THE LIMITED WARRANTY DESCRIBED ABOVE, THIS SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTIES OR IMPLIED TERMS OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, TITLE, NONINFRINGEMENT, THE CONDITION OF THE SOFTWARE, OR FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE SOFTWARE AND DOCUMENTATION REMAINS WITH YOU. Saleslogix does not warrant the functions contained in the Software will meet your requirements or that operation of the product will be uninterrupted or error free.

3. LIMITATIONS OF REMEDIES. SalesLogix's entire liability and your exclusive remedy shall be: replacement of any diskette not meeting SalesLogix's "Limited Warranty" and which is promptly returned to SalesLogix. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL SALESLOGIX OR ITS SUPPLIERS BE LIABLE TO YOU FOR ANY CONSEQUENTIAL, INCIDENTAL, DIRECT, INDIRECT, SPECIAL, PUNITIVE, OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF SALESLOGIX HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


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4. SUPPORT AND UPDATES. SalesLogix provides maintenance and/or technical support
(including upgrades and enhancements) for the Software only through separate Software Support Agreements. Please contact SalesLogix if you wish to obtain support through the execution of such an agreement.

5. EXPORT CONTROL. You may not export, ship, transmit or reexport the Software or Documentation in violation of any applicable law or regulation including, without limitations, the Export Administration Regulations issued by the United States Department of Commerce.

6. UNITED STATES GOVERNMENT RESTRICTED RIGHTS. The Software and Documentation are provided with restricted rights. If you are purchasing this product for use by the United States government or any of its agencies, you need to enter into a separate restricted rights agreement with SalesLogix. Use, duplication or disclosure by the United States government is subject to restricted rights as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause of DFARS at 252.227-7013 and in the Federal Acquisition Regulations, 48 C.F.R. Sections sections 12.212 and 52.227-19.

7. GOVERNING LAW. The validity, construction and performance of this Agreement and legal relations between the parties to this Agreement shall be governed and construed in accordance with the laws of the State of Arizona, United States of America, excluding that body of law applicable to conflicts of law and excluding the United Nations Convention on Contracts for the International Sale of Goods, if applicable.

8. GENERAL. You may terminate your license at any time by destroying all your copies of the Software. SalesLogix or its authorized distributor may terminate your license if you fail to comply with the terms and conditions of this Agreement. Upon such termination, you agree to destroy all your copies of the Software. Should you have any questions concerning this Agreement, write to SalesLogix Corporation, 8800 North Gainey Center Drive, Suite 200, Scottsdale, Arizona 85258, U.S.A.


SalesLogix Multi-User License Agreement
Revision Date:  December 15, 1998


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